Smartsheet Inc. Announces Third Quarter Fiscal Year 2024 Results

•Third quarter total revenue grew 23% year over year to $245.9 million
•Third quarter operating cash flow of $15.1 million and free cash flow of $11.4 million
•Ended the quarter with cash, cash equivalents, and short-term investments of $568.7 million

BELLEVUE, Wash. - December 7, 2023 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for modern work management, today announced financial results for its third fiscal quarter ended October 31, 2023.

“We exceeded expectations on the top and bottom lines this quarter,” said Mark Mader, CEO of Smartsheet. “Our enterprise customers are operating more durable, more mission-critical solutions on the Smartsheet platform than ever before. We remain focused on bringing our latest innovations to the market so new and existing customers can fully capitalize on our enterprise leading platform.”

Third Quarter Fiscal 2024 Financial Highlights

•Revenue: Total revenue was $245.9 million, an increase of 23% year over year. Subscription revenue was $232.5 million, an increase of 25% year over year. Professional services revenue was $13.4 million, relatively flat compared to the third quarter of fiscal 2023.

•Operating Income (Loss): GAAP operating loss was $(35.5) million, or (14)% of total revenue, compared to $(42.6) million, or (21)% of total revenue, in the third quarter of fiscal 2023. Non-GAAP operating income was $19.4 million, or 8% of total revenue, compared to non-GAAP operating loss of $(4.3) million, or (2)% of total revenue, in the third quarter of fiscal 2023.

•Net Income (Loss): GAAP net loss was $(32.4) million, compared to GAAP net loss of $(40.1) million in the third quarter of fiscal 2023. GAAP net loss per share was $(0.24), compared to GAAP net loss per share of $(0.31) in the third quarter of fiscal 2023. Non-GAAP net income was $22.6 million, compared to non-GAAP net loss of $(1.9) million in the third quarter of fiscal 2023. Non-GAAP basic and diluted net income per share was $0.17 and $0.16, respectively, compared to non-GAAP basic and diluted net loss per share of $(0.01) in the third quarter of fiscal 2023.

•Cash Flow: Net operating cash flow was $15.1 million, compared to $(1.8) million in the third quarter of fiscal 2023. Free cash flow was $11.4 million, or 5% of total revenue, compared to $(4.6) million, or (2)% of total revenue, in the third quarter of fiscal 2023.

Third Quarter Fiscal 2024 Operational Highlights

•Calculated billings were $268.5 million, representing year-over-year growth of 22%
•Dollar-based net retention rate was 118%
•Number of all customers with annualized contract values ("ACV") of $100,000 or more grew to 1,779, an increase of 32% year over year
•Number of all customers with ACV of $50,000 or more grew to 3,719, an increase of 26% year over year
•Number of all customers with ACV of $5,000 or more grew to 19,389, an increase of 11% year over year
•Average ACV per domain-based customer increased to $9,225, an increase of 16% year over year

Third Quarter Fiscal 2024 Business Highlights

•Announced new platform features at the annual Smartsheet ENGAGE customer conference, including unparalleled scale, AI-driven data insights and solution building, democratized resource management, and modern simplified views
•Announced Australia-based data hosting to better serve our growing list of customers in the region
•Brandfolder by Smartsheet was recognized as a top ten vendor in The Q3 2023 Constellation ShortList™: Digital Asset Management (DAM) for High-Volume Commerce report
•Named as a top brand in the enterprise category on Fast Company’s annual list of Brands That Matter

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the fourth quarter of fiscal year 2024, the Company currently expects:
•Total revenue of $254 million to $256 million, representing year-over-year growth of 20% to 21%
•Non-GAAP operating income of $21 million to $23 million
•Non-GAAP net income per share of $0.17 to $0.19, assuming diluted weighted-average shares outstanding of approximately 140.0 million

For the full fiscal year 2024, the Company currently expects:
•Total revenue of $955 million to $957 million, representing year-over-year growth of 25%
•Non-GAAP operating income of $82 million to $84 million
•Non-GAAP net income per share of $0.68 to $0.69, assuming diluted weighted-average shares outstanding of approximately 138.0 million
•Calculated billings year-over-year growth of 20%
•Free cash flow of $130 million

We have not reconciled free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our free cash flow. Accordingly, a reconciliation of net cash from operating activities to free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on December 7, 2023. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (888) 440-6385, or +1 (646) 960-0180 (outside of the U.S.). The conference ID is 7672979. A replay of the call will be available by dialing (800) 770-2030 or +1 (647) 362-9199 (outside of the U.S.). The dial-in replay will be available until the end of day on December 14, 2023.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the fourth fiscal quarter and the full fiscal year ending January 31, 2024, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate; our ability to attract and retain customers and increase sales to our customers; our ability to develop and release new products and services and to scale our platform; our ability to increase adoption of our platform through our self-service model; our ability to maintain and grow our relationships with strategic partners; the highly competitive and rapidly evolving market in which we participate; our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2023 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating income (loss) as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, lease restructuring costs, and litigation expenses and settlements related to matters that are outside the ordinary course of our business, as applicable. We define non-GAAP net income (loss) as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating income (loss). We define basic non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by weighted-average shares outstanding ("WASO"). We define diluted non-GAAP net income per share as non-GAAP net income divided by diluted WASO. Diluted WASO includes the impact of potentially dilutive securities, which include stock options, restricted share units, performance share units, and shares subject to our 2018 employee stock purchase plan. If there is a non-GAAP net loss, basic and diluted loss per share are the same number as all potentially dilutive securities would have an antidilutive impact. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on capital lease obligations. We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.
Definitions of Business Metrics
Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or prior period ACV. We then calculate the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total current period ACV by the total prior period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise work management platform. The foundation for managing projects, programs, and processes for millions of global customers, Smartsheet empowers everyone to work better, at scale. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue
Subscription	$232,470	$186,070	$659,993	$514,879
Professional services	13,448	13,507	41,396	39,699
Total revenue	245,918	199,577	701,389	554,578
Cost of revenue
Subscription	34,258	29,294	101,009	82,154
Professional services	12,780	13,569	38,948	38,418
Total cost of revenue	47,038	42,863	139,957	120,572
Gross profit	198,880	156,714	561,432	434,006
Operating expenses
Research and development	58,257	50,526	172,805	156,829
Sales and marketing	137,920	120,116	382,685	359,522
General and administrative	38,153	28,629	109,654	94,873
Total operating expenses	234,330	199,271	665,144	611,224
Loss from operations	(35,450)	(42,557)	(103,712)	(177,218)
Interest income	6,976	2,344	18,040	4,013
Other income (expense), net	(790)	593	(1,381)	1,389
Loss before income tax provision	(29,264)	(39,620)	(87,053)	(171,816)
Income tax provision	3,164	517	8,602	1,091
Net loss	$(32,428)	$(40,137)	$(95,655)	$(172,907)
Net loss per share, basic and diluted	$(0.24)	$(0.31)	$(0.71)	$(1.33)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	135,189	130,634	133,868	129,611
Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Cost of subscription revenue	$3,164	$2,517	$9,980	$7,977
Cost of professional services revenue	1,777	1,436	5,602	4,669
Research and development	17,220	13,317	52,263	44,906
Sales and marketing	17,462	14,068	55,505	45,520
General and administrative	10,024	6,732	30,099	24,386
Total share-based compensation expense	$49,647	$38,070	$153,449	$127,458

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	October 31, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$233,247	$223,156
Short-term investments	335,492	233,225
Accounts receivable, net of allowances of $6,121 and $6,285, respectively	179,475	198,643
Prepaid expenses and other current assets	53,625	55,063
Total current assets	801,839	710,087
Restricted cash	184	197
Deferred commissions	142,051	121,785
Property and equipment, net	41,701	39,395
Operating lease right-of-use assets	42,060	54,278
Intangible assets, net	30,531	39,069
Goodwill	140,928	142,415
Other long-term assets	3,939	2,983
Total assets	$1,203,233	$1,110,209
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,005	$2,125
Accrued compensation and related benefits	75,155	68,347
Other accrued liabilities	31,258	27,437
Operating lease liabilities, current	16,263	19,220
Finance lease liabilities, current	194	—
Deferred revenue	482,898	457,534
Total current liabilities	606,773	574,663
Operating lease liabilities, non-current	36,174	47,564
Finance lease liabilities, non-current	505	—
Deferred revenue, non-current	2,572	2,195
Other long-term liabilities	404	129
Total liabilities	646,428	624,551
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of October 31, 2023 and January 31, 2023	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 135,538,368 shares issued and outstanding as of October 31, 2023; 500,000,000 shares authorized, 131,845,028 shares issued and outstanding as of January 31, 2023	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of October 31, 2023; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2023	—	—
Additional paid-in capital	1,411,594	1,243,730
Accumulated other comprehensive income (loss)	(961)	101
Accumulated deficit	(853,828)	(758,173)
Total shareholders’ equity	556,805	485,658
Total liabilities and shareholders’ equity	$1,203,233	$1,110,209

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2023	2022
Cash flows from operating activities
Net loss	$(95,655)	$(172,907)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation expense	153,449	127,458
Depreciation and amortization	20,008	18,476
Net amortization of premiums (discounts) on investments	(8,746)	(1,198)
Amortization of deferred commission costs	38,439	36,712
Unrealized foreign currency (gain) loss	684	(760)
Non-cash operating lease costs	9,450	11,631
Impairment of long-lived assets	1,448	1,544
Other, net	3,089	(1,636)
Changes in operating assets and liabilities:
Accounts receivable	16,541	2,739
Prepaid expenses and other current assets	1,060	(894)
Other long-term assets	(1,401)	(336)
Accounts payable	(997)	1,356
Other accrued liabilities	4,100	8,494
Accrued compensation and related benefits	2,021	(10,975)
Deferred commissions	(58,705)	(55,438)
Deferred revenue	25,439	49,673
Other long-term liabilities	278	37
Operating lease liabilities	(12,326)	(10,581)
Net cash provided by operating activities	98,176	3,395
Cash flows from investing activities
Purchases of short-term investments	(375,387)	(384,363)
Maturities of short-term investments	281,900	144,548
Proceeds from liquidation of a long-term investment	—	622
Purchases of property and equipment	(2,097)	(4,175)
Proceeds from sale of property and equipment	28	94
Capitalized internal-use software development costs	(7,850)	(5,826)
Payments for business acquisition, net of cash and restricted cash acquired	—	(20,342)
Net cash used in investing activities	(103,406)	(269,442)
Cash flows from financing activities
Proceeds from exercise of stock options	1,330	4,499
Taxes paid related to net share settlement of restricted stock units	(1,644)	(3,082)
Proceeds from contributions to Employee Stock Purchase Plan	15,664	9,959
Net cash provided by financing activities	15,350	11,376
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(248)	(131)
Net increase (decrease) in cash, cash equivalents, and restricted cash	9,872	(254,802)
Cash, cash equivalents, and restricted cash at beginning of period	223,757	449,680
Cash, cash equivalents, and restricted cash at end of period	$233,629	$194,878

Supplemental disclosures
Cash paid for income tax	$9,471	$224
Accrued purchases of property and equipment, including internal-use software	1,264	1,727
Share-based compensation expense capitalized in internal-use software development costs	3,283	2,452
Right-of-use assets obtained in exchange for new operating lease liabilities	1,684	7,230
Right-of-use asset reductions related to operating leases	4,451	1,535
Purchases of fixed assets under finance leases	693	—

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating income (loss) and operating margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022

	(dollars in thousands)
Loss from operations	$(35,450)	$(42,557)	$(103,712)	$(177,218)
Add:
Share-based compensation expense(1)	50,170	38,429	154,919	128,493
Amortization of acquisition-related intangible assets(2)	2,701	2,627	8,117	7,594
One-time acquisition costs	—	151	—	612
Litigation expenses and settlements(3)	—	(4,500)	—	(4,500)
Lease restructuring costs(4)	1,934	1,544	2,051	1,544
Non-GAAP operating income (loss)	$19,355	$(4,306)	$61,375	$(43,475)

Operating margin	(14)%	(21)%	(15)%	(32)%
Non-GAAP operating margin	8%	(2)%	9%	(8)%
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Relates to matters that are outside the ordinary course of our business.
(4)    Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP to non-GAAP net income (loss) and per share data

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022

	(in thousands, except per share data)
Net loss	$(32,428)	$(40,137)	$(95,655)	$(172,907)
Add:
Share-based compensation expense(1)	50,170	38,429	154,919	128,493
Amortization of acquisition-related intangible assets(2)	2,701	2,627	8,117	7,594
One-time acquisition costs	—	151	—	612
Litigation expenses and settlements(3)	—	(4,500)	—	(4,500)
Lease restructuring costs(4)	2,142	1,544	2,258	1,544
Non-GAAP net income (loss)	$22,585	$(1,886)	$69,639	$(39,164)

Non-GAAP net income (loss) per share, basic	$0.17	$(0.01)	$0.52	$(0.30)
Non-GAAP net income (loss) per share, diluted	$0.16	$(0.01)	$0.51	$(0.30)
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Relates to matters that are outside the ordinary course of our business.
(4)    Includes charges related to the reassessment of our real estate lease portfolio.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Non-GAAP reconciliation from basic to diluted weighted-average shares outstanding

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022

	(in thousands)
Weighted-average shares outstanding; basic	135,189	130,634	133,868	129,611
Effect of dilutive securities:
Shares subject to outstanding common stock awards	3,232	—	3,653	—
Non-GAAP weighted-average shares outstanding; diluted	138,421	130,634	137,521	129,611

Reconciliation from net operating cash flow to free cash flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022

	(in thousands)
Net cash provided by (used in) operating activities	$15,146	$(1,773)	$98,176	$3,395
Less:
Purchases of property and equipment	(702)	(1,168)	(2,097)	(4,175)
Capitalized internal-use software development costs	(3,035)	(1,705)	(7,850)	(5,826)
Free cash flow	$11,409	$(4,646)	$88,229	$(6,606)

Reconciliation from revenue to calculated billings

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022

	(in thousands)
Total revenue	$245,918	$199,577	$701,389	$554,578
Add:
Deferred revenue (end of period)	485,469	385,351	485,469	385,351
Less:
Deferred revenue (beginning of period)	462,918	365,346	459,729	334,662
Calculated billings	$268,469	$219,582	$727,129	$605,267

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP operating loss to non-GAAP operating income guidance

	Q4 FY 2024		FY 2024
	Low	High	Low	High

	(in millions)
Loss from operations	$(38.7)	$(36.7)	$(142.4)	$(140.4)
Add:
Share-based compensation expense(1)	57.0	57.0	211.9	211.9
Amortization of acquisition-related intangible assets(2)	2.7	2.7	10.8	10.8
Lease restructuring costs(3)	—	—	2.1	2.1
Non-GAAP operating income	$21.0	$23.0	$82.4	$84.4
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP net loss to non-GAAP net income guidance

	Q4 FY 2024		FY 2024
	Low	High	Low	High

	(in millions)
Net loss	$(35.5)	$(33.5)	$(131.0)	$(129.0)
Add:
Share-based compensation expense(1)	57.0	57.0	211.9	211.9
Amortization of acquisition-related intangible assets(2)	2.7	2.7	10.8	10.8
Lease restructuring costs(3)	—	—	2.3	2.3
Non-GAAP net income	$24.2	$26.2	$94.0	$96.0
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Source: Smartsheet Inc.
Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Chrissy Vaughn
pr@smartsheet.com